SYMMETRICOM, INC.
                                  85 West Tasman Drive
                            San Jose, California 95134-1703

                        Notice of Annual Meeting of Shareholders
                              to be Held October 25, 1995


               The Annual Meeting of Shareholders of SymmetriCom, Inc., a California corporation (the "Company"), will be held on Wednesday, October 25, 1995 at 10:00 a.m. at the offices of the Company, at 85 West Tasman Drive, San Jose, California 95134-1703.

               At the meeting, shareholders will consider and vote upon the following proposals:

               1.   To elect a Board of Directors of the Company;

               2. To approve the amendments to the Company's 1990 Employee Stock Plan (the "1990 Plan") to (i) increase the number of shares reserved for issuance thereunder from 1,700,000 to 2,200,000, (ii) provide that on the first day of each fiscal year of the corporation, beginning with the fiscal year commencing July 1, 1996, the number of shares reserved for issuance under the 1990 Plan shall be increased by an amount equal to 3.0% of the outstanding shares of the Company's Common Stock as of the last trading day of the Company's immediately preceding fiscal year, and (iii) provide that the number of shares that may be granted to any employee of the Company in any fiscal year is limited to 250,000 shares to comply with the requirements applicable to "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended; provided that at the time of initial hire, an employee of the Company may be granted an option to purchase an additional 250,000 shares which shall not count against the 250,000 share limit set forth above;

               3. To approve the amendments to the Company's 1990 Director Option Plan to (i) increase the number of shares reserved for issuance thereunder from 150,000 to 300,000, (ii) provide for the automatic grant to each outside director of (a) a 10,000 share option on the date on which such person first becomes an outside director and (b) a 10,000 share option on January 1 of each year, if on such date, such person shall have served on the Board for at least six months, and (iii) modify the section pertaining to merger and sale of assets to (a) provide for full acceleration of vesting in a merger or sale transaction in the event that outstanding options are not assumed or substituted, (b) amend the definition of "Change in Control" to delete reference to transactions requiring shareholder approval, and (c) provide for full acceleration of vesting in the event of the acquisition by a person of 50% or more of the combined voting power of the Company's then outstanding securities;

               4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and

               5. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

               The Board of Directors has fixed the close of business on September 1, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Accordingly, only shareholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

               A Proxy Statement which contains information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope are furnished herewith. Management urges each shareholder to carefully read the Proxy Statement. If you cannot be present personally at the meeting, you are requested to fill in and sign the Proxy card and return it promptly to the Company in the envelope enclosed for that purpose.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ J. Scott Kamsler
                                         _______________

                                        J. SCOTT KAMSLER
                                        Secretary




          San Jose, California
          Dated:  September 22, 1995


               IT IS DESIRABLE THAT AS MANY OF THE SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY.
YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON.  IF YOU ARE
UNABLE TO BE PRESENT AT THE MEETING, OR ARE NOT SURE WHETHER
YOU WILL BE, YOU  ARE  REQUESTED TO SIGN AND RETURN THE
ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE
REPRESENTED.  SIGNING A PROXY AT THIS TIME WILL NOT AFFECT
YOUR RIGHT  TO  VOTE  IN  PERSON  SHOULD  YOU  LATER DECIDE TO
ATTEND THE MEETING.


                                   SYMMETRICOM, INC.
                                  85 West Tasman Drive
                            San Jose, California 95134-1703


                                    PROXY STATEMENT


                                                  GENERAL

          Date, Time and Place

               This Proxy Statement is furnished to the shareholders of SymmetriCom, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Direc-tors of the Company for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, October 25, 1995, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed Proxy card will be sent to such shareholders on or about September 22, 1995.

          Purposes of the Annual Meeting

               The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) approve amendments to the 1990 Employee Stock Plan, (3) approve amendments to the 1990 Director Option Plan, (4) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year and
          (5) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

          Proxy/Voting Instruction Cards and Revocability of Proxies

               When the Proxy in the enclosed form is returned, properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the share-holder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as
          directors  and  in  favor  of  each  of  the  other proposals.   Any
          shareholder, including a shareholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 85 West Tasman Drive, San Jose, California 95134-1703, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

          Record Date and Share Ownership

               Shareholders of record at the close of business on September 1, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 15,403,269 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Other Information--Share Ownership by Principal Shareholders and Management."

          Voting and Solicitation; Quorum

               Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of candidates to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. The Company will cumulate votes in the event that additional persons are nominated at the Annual Meeting for election as directors.

               On matters other than the election of directors, each share has one vote. Votes against any such proposal will be counted for determining the presence or absence of a quorum and will also be counted as having been voted with respect to the proposal for purposes of determining whether the requisite majority of voting shares has been obtained, but will be treated as votes against the proposal.

               An automated system administered by the Company's transfer agent tabulates the proxies received prior to the date of the Annual Meeting. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

               A majority of the outstanding shares constitutes the quorum required to transact business at the Annual Meeting.

               The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

          Shareholder Proposals for the Next Annual Meeting

               Any proposal to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's principal office no later than May 25, 1996 in order to be considered for inclusion in the Company proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 85 West Tasman Drive, San Jose, California 95134-1703.


                                    PROPOSAL NO. ONE

                                 ELECTION OF DIRECTORS

          Nominees

               The Bylaws of the Company provide for a Board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

               The names of the nominees, and certain information about them, are set forth below.


  Name                    Age     Director           Principal Occupation or
                                  Since              Employment
 _______________________________________________________________________

William D. Rasdal(1)      62       1985            Chairman of the Board
                                                    and  Chief Executive
                                                    Officer of the Company

Paul N. Risinger          62       1989            Vice Chairman and
                                                   Assistant Secretary
                                                   of the Company

Howard Anderson(2)(3)     51       1994            Managing Director of
                                                   The Yankee Group

Roger A. Strauch(2)(3)    39       1995            President, Chief
                                                   Executive Officer and
                                                   Director of TCSI
                                                   Corporation

Robert M. Wolfe(1)(2)(3)  68       1990            Telecommunications
                                                    Network Consultant


(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Stock Option and Compensation Committee


               Mr. Rasdal has served as Chairman of the Board of the Company since July 1989 and as Chief Executive Officer since joining the Company in November 1985. From November 1985 until July 1989, Mr. Rasdal was President of the Company. From March 1980 until March 1985, Mr. Rasdal was associated with Granger Associates, a manufacturer of telecommunications products. His last position with Granger Associates was President and Chief Operating Officer. From November 1972 to January 1980, Mr. Rasdal was employed by Avantek as Vice President and Division Manager for Avantek's microwave integrated circuit and semiconductor operations. For the thirteen years prior to joining Avantek, he was associated with TRW in various management positions.

               Mr. Risinger has served as Vice Chairman of the Company since August 1990 and as a Director of the Company since March 1989. From November 1985, when Mr. Risinger joined the Company, until
          August 1990, he served as Executive Vice President, Advanced Marketing and Technology (AMAT). From April 1981 to May 1985, Mr. Risinger served as Executive Vice President, AMAT, for Granger Associates and was responsible for the development of new businesses for the Digital Signal Processing Division. For four years prior thereto, he served as Executive Vice President and Chief Operating Officer of the Safariland Companies, a manufacturer of equipment and accessories in the public safety field. Prior to joining Safariland, Mr. Risinger was associated with TRW in various management roles in marketing, research and development, and general management for seventeen years.

               Mr. Anderson has been Managing Director of The Yankee Group, a high technology market research and consulting firm, since 1970. Mr. Anderson is also the founder of Battery Ventures, a Boston based high technology venture capital company.

               Mr. Strauch has been Chief Executive Officer and Director of TCSI Corporation ("TCSI"), a software products and service provider, since January 1989, and has been President of TCSI since September 1987. From January 1986 until September 1987, he served as Vice President of Teknekron Corporation and the Division Manager of Teknekron Communications Systems. From August 1983, when Mr. Strauch joined Teknekron Corporation, until January 1986, he served as Division Manager of the Communications Systems Division. For five years prior thereto, Mr. Strauch served as a senior staff engineer and project manager for Hughes Aircraft Company's Space and Communications Group.

               Mr. Wolfe has been an independent telecommunications network consultant since October 1989. From April 1985 until October 1989, Mr. Wolfe served as Vice President of BellSouth Services, a subsidiary of BellSouth Corporation, where he was responsible for telecommunications network planning. For three years prior thereto, he served as Assistant Vice President of BellSouth Corporation involved in strategic planning for BellSouth after the Bell System breakup. Prior to 1982, Mr. Wolfe held various positions in the Bell System, including two years at AT&T in New York.

          Vote Required; Recommendation of Board of Directors

               With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, shall be elected. THE BOARD OF DIRECTORS
          RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

          The Board of Directors and its Committees

               The Board of Directors has an Executive Committee, an Audit Committee and a Stock Option and Compensation Committee. There is no Nominating Committee or a committee performing the functions of a nominating committee. The Executive Committee may, to the extent permitted by law, exercise all of the powers of the Board of Directors with respect to the management of the Company. The Audit Committee monitors the performance of the independent auditors, recommends their engagement or dismissal to the Board of Directors and monitors the Company's internal financial and accounting organization and financial reporting. The Stock Option and Compensation Committee recommends executive compensation arrange-ments for action by the Board as a whole, and administers the Company's stock option plans. During the 1995 fiscal year, the Audit Committee held two meetings and the Stock Option and Compensation Committee held four meetings. The Executive Committee held no meetings separate from the Board of Directors as a whole during the 1995 fiscal year.

               During the 1995 fiscal year, there were four meetings of the Board of Directors. Each of the Company's present directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director has been a director) and (ii) the total number of meetings of committees of the Board of Directors on which such person served (during the period that such director served) during the 1995 fiscal year.

          Director Compensation

               Under the terms of the 1990 Director Option Plan, on each January 1, each non-employee director automatically receives a nonstatutory option to purchase 10,000 shares of the Company's Common Stock. As set forth in Proposal No. 3, "Approval of Amendments to 1990 Director Option Plan," if approved by the shareholders at the Annual Meeting, the 1990 Director Option Plan shall be amended to provide that each non-employee director shall automatically receive a nonstatutory stock option to purchase 10,000 shares of the Company's Common Stock (i) on the date on which such person first becomes an outside director and
          (ii) on January 1 of each year, if on such date, such person shall have served on the Board of Directors for at least six months. Non-employee directors of the Company are paid $2,500 for each Board meeting attended. No additional compensation is paid for committee meetings attended. The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board meetings.


                                    PROPOSAL NO. TWO

                   APPROVAL OF AMENDMENTS TO 1990 EMPLOYEE STOCK PLAN

          General

               In December 1990, the Company's shareholders adopted and approved the 1990 Employee Stock Plan (the "1990 Plan"). The 1990 Plan originally provided for the issuance of 700,000 shares of Common Stock of the Company. Through 1994, the shareholders have approved amendments to the 1990 Plan increasing the number of shares subject thereto to the current reserve of 1,700,000. For a detailed description of the 1990 Plan, see "Summary of the 1990 Plan."

          Proposal

               In July 1995, the Board of Directors approved three amendments to the 1990 Plan. At the Annual Meeting, the shareholders are being requested to approve these amendments, which are discussed in detail below.

                 (i) Increase in Shares Reserved Under the 1990 Plan. The proposed amendment increases the number of shares reserved for issuance under the 1990 Plan by 500,000 shares (the "1990 Plan Increase"), for a total number of shares authorized for issuance under the 1990 Plan of 2,200,000 shares. The 1990 Plan Increase is necessary in order to provide an effective method of recognizing employee contributions to the success of the Company. The Company also believes that its ability to grant stock options is critical to its success in attracting and retaining experienced and qualified employees.

                (ii) Automatic Annual Increase in Shares Reserved Under the 1990 Plan. The Company proposes that on the first day of each fiscal year of the Company, beginning with the fiscal year commencing July 1, 1996, the number of shares reserved for issuance under the 1990 Plan shall be increased by an amount equal to 3.0% of the outstanding shares of the Company's Common Stock as of the last trading day of the Company's immediately preceding fiscal year.

               (iii) Limit to Options Granted Under the 1990 Plan. The proposed amendment would limit the number of shares subject to options, stock appreciation rights ("SARs") and stock purchase rights granted to any employee in any fiscal year of the Company to 250,000 in the aggregate; provided that the Company would be able to make an additional one-time grant to newly hired employees of up to 250,000 shares. The above limitations would adjust proportionately in connection with any change in the Company's capitalization. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated employees of a publicly-held corporation is limited to no more than $1,000,000 per year for fiscal years beginning on or after October 1, 1993. However, this limitation does not apply to compensation attributable to stock options, SARs or stock purchase rights if, among other things, the option plan includes limits on option, SAR and stock purchase right grants to employees such as the limitations described above.

          Vote Required; Recommendation of Board of Directors

               The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting will be required to approve the amendments to the 1990 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
          VOTE "FOR" THIS PROPOSAL.

          Summary of the 1990 Plan

               The essential features of the 1990 Plan, taking into account the proposed amendments, are outlined below.

               Purpose. The purposes of the 1990 Plan are to attract and retain qualified personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

               Administration. With respect to grants of options or stock rights to employees who are also officers or directors of the Company, the 1990 Plan shall be administered by (i) the Board of Directors of the Company if the Board of Directors may administer the 1990 Plan in a manner complying with the rules under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor rule thereto ("Rule 16b-3") relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (ii) a committee designated by the Board of Directors, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. With respect to grants of options or stock rights to employees or consultants who are neither officers nor directors of the Company, the 1990 Plan shall be administered by (i) the Board of Directors or (ii) a committee designated by the Board of Directors, which committee shall be constituted in such a manner as to satisfy the legal requirements, if any, relating to the administration of stock option plans under California corporate law and the Code. If permitted by Rule 16b-3, the 1990 Plan may be administered by different bodies with respect to directors, non-director officers, and employees and consultants who are neither officers nor directors.

               The administrators of the 1990 Plan have full power to select, from among the directors, officers, employees and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1990 Plan.

               Eligibility. The 1990 Plan provides that nonstatutory stock options, SARs and stock purchase rights may be granted to employees, including officers and consultants of the Company or any subsidiary of the Company. Incentive stock options may be granted only to employees, including officers, of the Company or any subsidiary of the Company. No employee shall be granted, in any fiscal year of the Company, options, SARs and stock purchase rights to acquire in the aggregate more than 250,000 shares of Common Stock. The Company may, however, make an additional one-time grant to newly hired employees of up to 250,000 shares.

               Stock Options. The 1990 Plan permits the granting of stock options that either qualify as incentive stock options under
          Section 422(b) of the Code ("Incentive Stock Options" or "ISOs") or do not so qualify ("Nonstatutory Stock Options" or "NSOs").

               The term of each option is fixed by the administrators but may not exceed ten years from the date of grant in the case of ISOs or five years from the date of grant in the case of ISOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary. When the fair market value of shares subject to ISOs first exercisable in one calendar year is greater than $100,000, the excess options shall be treated as NSOs. For these purposes, fair market value is determined on the date of grant, and all ISOs granted by the Company or its subsidiaries to an individual are aggregated. The administrators determine the time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrators.

               Option  Price.   The  option  exercise  price for  each  share
          covered by an NSO or an ISO may not be less than 85% or 100%, respectively, of the fair market value of a share of Common Stock on the date of grant of such option. In the case of ISOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the date of grant.

               Consideration. The consideration to be paid for shares issued upon exercise of options granted under the 1990 Plan, including the method of payment, is determined by the administrators (and, in the case of ISOs, determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased, (5) the delivery of a properly executed notice providing for cashless exercise together with such other documentation as the administrator and a broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) the delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the optionee to take and pay for the shares not more than 12 months after delivery of the subscription agreement, (7) any combination of the foregoing methods, or (8) such other consideration and method permitted by applicable laws.

               Miscellaneous Provisions.  Under the 1990 Plan,  in  the event of an optionee's termination of employment or consulting relationship for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for such period of time as the administrator shall determine at the time of grant (not to exceed six months, or three months in the case of Incentive Stock Options). If an optionee's employment or consulting relationship is terminated as a result of the optionee's permanent and total disability, the option will be exercisable for six months following such termination, but only to the extent it was exercisable at the date of termination and to the extent that the term of the option has not expired. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for six months following death, but only to the extent it was exercisable at the date of death and to the extent that the term of the option has not expired.

               The administrators of the 1990 Plan may at any time offer to buy out for a payment in cash or shares of Common Stock of the Company an option previously granted, based on such terms and conditions as the administrators shall establish and communicate to the optionee at the time that such offer is made.

               All options granted under the 1990 Plan are evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Options granted to persons who are subject to Section 16 of the Exchange Act are subject to any additional restrictions applicable to options granted to such persons in compliance with Rule 16b-3.

               Stock Appreciation Rights. The 1990 Plan also permits the granting of SARs. SARs may be granted in connection with all or any part of an option, either concurrently with the grant of the option or at any time thereafter during the term of the option. A SAR granted in connection with an option entitles the optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related option. The optionee receives in exchange from the Company an amount equal to the excess of the fair market value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related option over the exercise price of the Common Stock covered by the surrendered portion of the related option. Notwithstanding the foregoing, the administrators of the 1990 Plan may place limits on the aggregate amount that may be paid upon exercise of a SAR; provided, however, that such limits may not restrict the exercisability of the related option. When a SAR granted in connection with an option is exercised, the related option, to the extent surrendered, ceases to be exercisable. A SAR granted in connection with an option is exercisable and expires no later than the date on which the related option expires. A SAR granted in connection with an option may only be exercised at a time when the fair market value of the Common Stock covered by the related option exceeds the exercise price of the Common Stock covered by the related option.

               SARs may also be granted without related options. In such an event, the SAR entitles the optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of the fair market value of the Common Stock covered by the exercised portion of the SAR as of the date of such exercise, over the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the last market trading date prior to the date on which the SAR was granted. Notwithstanding the foregoing, the administrators of the 1990 Plan may place limits on the aggregate amount that may be paid upon exercise of a SAR. A SAR granted without a related option is exercisable, in whole or in part, at such time as the administrators specify in the optionee's SAR agreement.

               The Company's obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or any combination thereof, as the administrators may determine. Shares issued upon the exercise of a SAR are valued at their fair market value as of the date of exercise.

               SARs granted to persons who are subject to Section 16 of the Exchange Act are subject to any additional restrictions applicable to SARs granted to such persons in compliance with Rule 16b-3.

               Stock Purchase Rights. The 1990 Plan permits the Company to grant stock purchase rights to purchase Common Stock of the Company ("Stock Purchase Rights") either alone, in addition to, or in tandem with other awards under the 1990 Plan and/or cash awards made outside the 1990 Plan. Upon the granting of a Stock Purchase Right under the 1990 Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree is entitled to purchase, the price to be paid (which price may not be less than 50% of the fair market value of the shares as of the date of the offer) and the time within which the offeree must accept such offer (which may in no event exceed 30 days from the date upon which the administrators made the determination to grant the Stock Purchase Right). The offer is accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

               Unless the administrators of the 1990 Stock Plan determine otherwise, the restricted stock purchase agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or permanent and total disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at such rate as the administrators may determine.

               Upon exercise of a Stock Purchase Right, the purchaser has all rights of a shareholder of the Company.

               Nontransferability of Options, Stock Appreciation Rights and Stock Purchase Rights. Options, SARs and Stock Purchase Rights granted pursuant to the 1990 Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant.

               Acceleration of Options, Stock Appreciation  Rights  and Stock
          Purchase Rights. Subject to the change in control provisions described below, in the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option, SAR and Stock Purchase Right shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option, SAR or Stock Purchase Right as to all shares subject to such option, SAR or Stock Purchase Right, including shares as to which the option, SAR or Stock Purchase Right would not otherwise be exercisable. If the Board determines that options, SARs or Stock Purchase Rights shall be fully exercisable in lieu of assumption or substitution, the Company shall notify the participant that the option, SAR or Stock Purchase Right shall be fully exercisable for a period of 15 days from the date of such notice and the option, SAR or Stock Purchase Right will terminate upon the expiration of such period.

               Change in Control Provisions. The 1990 Plan provides that in the event of a "Change in Control" of the Company (as defined below) any or all or none of the following acceleration and valuation provisions shall apply, as determined by the Board in its discretion prior to the Change in Control: (i) all stock options, SARs and Stock Purchase Rights granted under the 1990 Plan outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date will become immediately vested and fully exercisable and (ii) to the extent exercisable and vested, the value of all outstanding options, SARs and Stock Purchase Rights shall, unless otherwise determined by the Board prior to any Change in Control but at or after the time of grant, will be cashed out at the "Change in Control Price" (as defined below) reduced by the exercise price applicable to such options, SARs or Stock Purchase Rights. A "Change in Control" means the occurrence of (i) the acquisition by a person or entity (other than the Company, one of its subsidiaries or a Company employee benefit plan or trustee thereof) of securities representing 50% or more of the combined voting power of the Company's then outstanding securities, or (ii) a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation. The "Change in Control Price" shall be, as determined by the Board, (i) the highest closing sale price of a share of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System and as appearing in the Wall Street Journal at any time within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board, (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company at any time within such 60 day period, or
          (iii) some lower price, as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

               Adjustment Upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the 1990 Plan and the price per share covered by each out-standing option, SAR or Stock Purchase Right. In the event of the proposed dissolution or liquidation of the Company, all outstanding options, SARs and Stock Purchase Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in its discretion, make provision for accelerating the exercisability of shares subject to options, SARs or Stock Purchase Rights under the 1990 Plan in such event.

               Amendment and Termination. The Board may amend, alter, suspend or discontinue the 1990 Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock option, SAR or Stock Purchase Right then outstanding under the 1990 Plan, without the consent of the participant. To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment to the 1990 Plan in such a manner and to such a degree as required.

          Outstanding   Options;   Outstanding   Options    Contingent   Upon
          Shareholder Approval

               As of the Record Date, outstanding options under the 1990 Plan were exercisable for a total of 431,925 shares of Common Stock, 415,575 shares of Common Stock had been issued upon exercise of stock options, and 297,125 shares remained available for grant (giving effect to the increase in shares being presented to the shareholders pursuant to this Proposal No. Two for approval at the Annual Meeting).

               Since the 1990 Plan was amended by the Board of Directors in July 1995 to provide for an increase in the number of shares reserved for issuance thereunder from 1,700,000 shares to 2,200,000 shares, options to purchase an aggregate of 441,000 have been granted under the 1990 Plan. All of such option shares were issued at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and at a vesting rate of not less than 25% of the option shares on each of the first and second anniversaries of the date of grant, and 50% of the option shares on the third anniversary of the date of grant.

               Outstanding options granted, subject to shareholder approval, to (i) the Company's Chief Executive Officer, (ii) the Company's other executive officers, and (iii) all employees, other than executive officers, as a group, since the 1990 Plan was amended by the Board in July 1995, are summarized as follows:


                                                               Exercise
                                            Options            Price
          Name                              Granted(#)         Per Share($)
       -------------------------------------------------------------------
           William D. Rasdal                40,000             22.75
           Paul N. Risinger                 30,000             22.75
           D. Ronald Duren                  40,000             22.75
           J. Scott Kamsler                 20,000             22.75
           Dale Pelletier                    5,000             22.75
           All employees (other than
           executive officers)             306,000             22.75
                                           _______
                               Total       441,000
                                           =======

               If shareholder approval of the 1990 Plan Increase requested pursuant to this Proposal No. Two is not received at the Annual Meeting, all of the stock options described in the above table shall be cancelled in accordance with the terms of the 1990 Plan.

          Tax Information

               Options granted under the 1990 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatu-tory options.

               Incentive Stock Options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% share-holder of the Company ("Corporate Insiders"). Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

               Nonstatutory Stock Options. All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time of grant of the nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Different rules may apply in the case of Corporate Insiders. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any dif-ference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

               Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

               Stock Appreciation Rights. No income will be realized by an optionee in connection with the grant of a SAR. When the SAR is exercised, the optionee will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any Common Stock received on the exercise. In the case of an optionee who is also an employee, any income realized upon exercise of a SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount. If the optionee receives Common Stock upon the exercise of a SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under "Nonstatutory Stock Options." Different rules may apply in the case of Corporate Insiders.

               Stock Purchase Rights. Stock Purchase Rights will generally be taxed in the same manner as nonstatutory options. However, restricted stock is usually purchased upon exercise of a Stock Purchase Right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of
          Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company (i.e., as it "vests"). At such time, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. However, a purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income. Different rules may apply in the case of Corporate Insiders.

               The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options, SARs and Stock Purchase Rights under the 1990 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                   PROPOSAL NO. THREE

                APPROVAL OF AMENDMENTS TO THE 1990 DIRECTOR OPTION
                PLAN

          General

               In December 1990, the Company's shareholders adopted and approved the 1990 Director Option Plan (the "Director Plan"). The Director Plan currently provides for the issuance of 150,000 shares of Common Stock of the Company. The Director Plan provides for the automatic grant of nonstatutory options to non-employee directors of the Company (each an "Outside Director"). For a detailed description of the Director Plan, see "Summary of the Director Plan."

          Proposal

               In January 1995 and July 1995, the Board of Directors approved a total of three amendments to the Director Plan. At the Annual Meeting, the shareholders are being requested to approve these amendments, which are discussed in detail below.

                 (i) Increase in Shares Reserved Under the Director Plan. The proposed amendment increases the number of shares reserved for issuance under the Director Plan by 150,000 shares (the "Director Plan Increase"), for a total number of shares authorized for issuance under the Director Plan of 300,000 shares. The Director Plan Increase is necessary in order for the Company to continue to attract and retain the best personnel for service as Outside Directors, provide additional incentive to current Outside Directors to serve as directors and to encourage their continued service on the Board.

                (ii) Automatic Grant of 10,000 Share Option Upon Joining the Board. The Director Plan currently provides that each Outside Director shall be automatically granted an option to purchase 10,000 shares on January 1 of each year that such Outside Director serves on the Board. The Company proposes to amend the Director Plan to provide for the automatic grant to each Outside Director of
          (a) a 10,000 share option on the date on which such person first becomes an Outside Director and (b) a 10,000 share option on January 1 of each year, if on such date, such person shall have served on the Board for at least six months.

               (iii) Automatic Acceleration of Vesting in Merger, Sale and Change in Control Transactions. The Director Plan currently provides that in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company (a "Merger or Sale Transaction"), all options shall be assumed or equivalent options shall be substituted by the successor corporation, unless the Board determines, in its sole discretion and in lieu of such assumption or substitution, that the vesting of all options shall accelerate in full. The Director Plan also provides that in the event of (i) the acquisition by a person of 50% or more of the combined voting power of the Company's then outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation (a "Shareholder Approval Transaction") ((i) and (ii) above are collectively referred to as a "Change in Control"), the Board may provide that the vesting of all options shall accelerate in full and\or that the value of vested options shall be cashed out at a Change in Control Price (as defined below) reduced by the exercise price of the options. Change in Control Price is determined by the Board and means (a) the highest closing sale price of the Company's Common Stock within the 60 day period immediately preceding the date of determination of the Change in Control Price (the "60 Day Period"), (b) the highest price paid or offered in any transaction or offer related to the Change in Control within the 60 Day Period, or (c) such lower price as the Board determines to be a reasonable estimate of the fair market value of a share of the Company's Common Stock.

                         The Company proposes to amend the Director  Plan  to
          (i) provide for full acceleration of vesting in a Merger or Sale Transaction in the event that outstanding options are not assumed or substituted, (ii) amend the definition of Change in Control to delete reference to a Shareholder Approval Transaction, and (iii) provide for full acceleration of vesting in the event of a Change in Control.

          Vote Required; Recommendation of Board of Directors

               The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting will be required to approve the amendments to the Director
          Plan.   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
          A VOTE  "FOR" THIS PROPOSAL.

          Summary of the Director Plan

               The essential features of the Director Plan, taking into account the proposed amendments, are outlined below.

               Purpose. The purposes of the Director Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the Outside Directors and to encourage their continued service on the Board.

               Administration. The Director Plan is designed to work automatically and not to require administration. However, to the extent administration is necessary, it will be provided by the Board of Directors of the Company. The interpretation and construction of any provision of the Director Plan by the Board shall be final. Members of the Board receive no additional compensation for their services in connection with the administration of the Director Plan.

               Eligibility. The Director Plan provides for the grant of nonstatutory stock options to Outside Directors. Each Outside Director shall automatically receive an option to purchase 10,000 shares of Common Stock on the date on which such person first becomes a director. In addition, on January 1 of each year, each Outside Director shall automatically receive an option to purchase 10,000 shares of Common Stock, if on such date such person shall have served on the Board for at least six months. The Director Plan provides for neither a maximum nor a minimum number of option shares that may be granted to any one Outside Director but does provide for the method of making a grant.

               Terms of Options. Options granted under the Director Plan have a term of ten years. Each option is evidenced by a director option agreement between the Company and the director to whom such option is granted.

               Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 or any successor rule thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to the Director Plan transactions.

               Exercise  of  the Options.   The  options  become  exercisable
          cumulatively to the extent of 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and 50% on the third anniversary of the date of grant, so long as the optionee remains a director.

               Consideration. The provisions relating to consideration for the exercise of stock options in the 1990 Plan description apply equally to options granted under the Director Plan. See Proposal No. Two: "Consideration."

               Option Price. The option price under the Director Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the last trading day prior to the date of grant.

               Termination of Status as a Director Through Death, Disability or Otherwise. Under the Director Plan, in the event an optionee ceases to serve as a director of the Company for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for three months. If an optionee's service as a director of the Company is terminated as a result of the optionee's permanent and total disability, the option will be exercisable for six months following such termination, but only to the extent it was exercisable at the date of termination. If an optionee's service as a director of the Company is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for six months following death, but only to the extent it was exercisable at the date of death. However, in no event may an option be exercised once its term has expired.

               Nontransferability of Options. Options granted pursuant to the Director Plan are nontransferable by the optionee, other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

               Acceleration of Options. Subject to the change in control provisions described below, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, however, that if such successor corporation (or its parent or subsidiary) does not agree to assume or substitute the options, each outstanding option shall become fully vested and exercisable, including as to shares as to which it would not otherwise be exercisable. In such event, the Company shall notify the optionee that the option shall be fully exercisable for a period of 15 days from the date of such notice and the option will terminate upon the expiration of such period.

               Change in Control Provision. In the event of a "Change in Control" of the Company, as defined below, all stock options outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date will become immediately vested and fully exercisable. A "Change in Control" means the acquisition by any person (other then the Company, one of its subsidiaries or a Company employee benefit plan or trustee thereof) of securities representing 50% or more of the combined voting power of the Company's then outstanding securities.

               Adjustment Upon Changes in Capitalization. The Director Plan is subject to adjustment upon changes in capitalization provisions like those in the 1990 Plan. See Proposal No. Two: "Adjustment Upon Changes in Capitalization."

               Amendment and Termination. The Board may amend, alter, suspend or discontinue the Director Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock option then outstanding under the Director Plan, without the consent of the holder of such option. To the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment to the Director Plan in such a manner and to such a degree as required.

          Outstanding Options; Outstanding Options Contingent Upon Shareholder Approval

               As of the Record Date, no outstanding options granted under the Director Plan were exercisable, 55,000 shares of Common Stock had been issued upon exercise of stock options, and 45,000 shares remained available for grant (without giving effect to the increase in shares being presented to the shareholders pursuant to this Proposal No. Three for approval at the Annual Meeting).

               The Board of Directors amended the Director Plan in January 1995 to provide for the automatic grant to each Outside Director of a 10,000 share option on the date on which such person first becomes an Outside Director. Such amendment was made in order to provide that Roger A. Strauch, who joined the Board of Directors in late January 1995, would not be required to wait until January 1, 1996 to be granted an option to purchase 10,000 shares. Mr. Strauch was granted a 10,000 share option on January 25, 1995 at an exercise price of $14.625 per share, which is equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Strauch's option vests at a rate of 25% of the option shares on each of the first and second anniversaries of the date of grant, and 50% of the option shares on the third anniversary of the date of grant.

                If shareholder approval of the amendments to the Director Plan requested pursuant to this Proposal No. Three is not received at the Annual Meeting, Mr. Strauch's stock option shall be cancelled and he shall not be eligible to receive an automatic 10,000 share option grant until January 1, 1996.

          Tax Information

               Options   granted   under   the  Director  Plan  may  only  be
          nonstatutory options. See the discussion of nonstatutory options under Proposal No. Two: "Tax Information."


                                   PROPOSAL NO. FOUR

               RATIFICATION  OF APPOINTMENT OF INDEPENDENT  AUDITORS
               OF  THE COMPANY

               Deloitte & Touche LLP, Certified Public Accountants, have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee, their reappointment as independent auditors for the 1996 fiscal year has been approved by the Board of Directors, subject to ratification by the shareholders.

               The Company has been advised by Deloitte & Touche LLP that neither it nor any of its members has had any relationship with the Company or any of its affiliates during the past three years other than as independent auditors. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.
          Vote Required; Recommendation of the Board of Directors

               Although not required to be submitted for shareholder approval, the Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of Deloitte & Touche LLP, the appointment of independent auditors will be reconsidered by the Board of
          Directors.   THE  BOARD OF DIRECTORS UNANIMOUSLY
          RECOMMENDS A  VOTE "FOR" THIS PROPOSAL.


                                   OTHER INFORMATION

          Compliance with Section 16 of the Securities Exchange Act of 1934

               Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

               Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than ten percent (10%) shareholders were complied with, except that a statement of changes in beneficial ownership of securities for the month of April 1995 for D. Ronald Duren, an executive officer of the Company, was filed late.

          Share Ownership by Principal Shareholders and Management

               The following table sets forth the beneficial ownership of Common Stock of the Company as of July 31, 1995, by (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer, (iii) the four most highly compensated executive officers other than the Chief Executive Officer, (iv) each director and (v) all directors and executive officers as a group.
                                             Shares      Approximate
                                          Beneficially     Percent
           Name and Address                  Owned          Owned
           ________________________________________________________

           William D. Rasdal(1)(2)           515,994         3.4%
           Paul N. Risinger(1)(3)            222,136         1.5%
           D. Ronald Duren(1)(4)             192,837         1.3%
           J. Scott Kamsler(1)               115,988            *
           Robert M. Wolfe(1)                 37,500            *
           Howard Anderson(5)                  2,000            *
           Roger A. Strauch                       __           __
           Brad P. Whitney(6)                        __           __
           All directors and executive
              officers as a group
             (9 persons)(1)                1,114,817          7.1%
           _______________________


           *    Less than one percent (1%).


           (1)  Includes 177,500, 79,915, 118,000, 66,012, 37,500 and 501,427
                shares which Messrs. Rasdal, Risinger, Duren, Kamsler, Wolfe and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of July 31, 1995 upon the exercise of stock options.


           (2) Includes 338,494 shares held by the Rasdal Family Trust, dated July 16, 1983, as amended, of which William D. Rasdal and Marilyn Kay Rasdal are Co-Trustees.


           (3) Includes 120,360 shares held by The Risinger Third Family Limited Partnership, a California Limited Partnership.


           (4)  Includes an aggregate  of  800  shares  held  by Sean P.
                McHenry and Ashley C. Duren, children of Mr. Duren, as to which Mr. Duren disclaims beneficial ownership.


           (5) Includes 2,000 shares registered in the name of Yankee Group Research, Inc. of which Mr. Anderson is the sole shareholder.


           (6) Excludes 250,000 shares which Mr. Whitney has the right to acquire within 60 days of July 31, 1995 upon the exercise of stock options to purchase shares of Common Stock of Linfinity Microelectronics Inc. ("Linfinity"), a subsidiary of the Company.

                             EXECUTIVE OFFICER COMPENSATION

          Summary Compensation Table

               The following table sets forth compensation received in the last three fiscal years by (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the fiscal year ended June 30, 1995 (together, the "Named Officers").

                                                      Long Term
                                                       Compensa-
                                                         tion
                              Annual Compensation       Awards
                              ______________________   ________
                                                         Secur-
                                                Other    ities    All
   Name                                         Annual   Under-   Other
    and                                         Compen-  lying    Compen-
 Principal                   Salary     Bonus   sation   Options  sation
 Position            Year    ($)        ($)     ($)(1)    (#)     ($)(2)
 ---------------------------------------------------------------------------
 William D. Rasdal   1995   246,645   246,645      0     30,000      300
 Chairman of the     1994   225,903         0      0     80,000      300
 Board and           1993   214,135   214,135      0          0      200
 Chief Executive
 Officer
 ------------------ ---------------------------------------------------------
 Paul N. Risinger    1995   190,131   190,131      0     30,000     300
 Vice Chairman and   1994   173,927         0      0     50,000     300
 Assistant Secretary 1993   164,135   164,135      0          0     200
 ----------------------------------------------------------------------------
 D. Ronald Duren     1995   201,062   170,904      0     40,000     300
 President and       1994   184,119    0           0     20,000     300
 Chief Operating
 Officer, Telecom    1993   173,558   173,558      0     20,000     200
 Solutions
 ---------  -----------------------------------------------------------------
 J. Scott Kamsler    1995   167,338   167,338        0   20,000     300
 Vice President,     1994   152,865         0        0   40,000     300
 Finance,
 Chief Financial     1993   144,135   144,135        0        0     200
 Officer
 and Secretary
 ----------------------------------------------------------------------------
 Brad P. Whitney     1995   170,000    68,000       0         0     300
 President and       1994   172,692   172,692   34,384(3)     0       0
 Chief Operating
 Officer, Linfinity  1993    92,297    46,667   57,377(3)     0(4)   0
 Microelectronics
 Inc.
 ----------------------- ----------------------------------------------------

  ___________


 (1) Excludes certain perquisites and other amounts which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.


 (2)  Represents Company matching 401(k) Plan contributions.


 (3)  Represents reimbursed relocation  expenses.   Mr.  Whitney
      commenced  employment with the Company in November 1992.


 (4) On June 28, 1993, Mr. Whitney was granted an option to purchase 500,000 shares of Common Stock of Linfinity, a subsidiary of the Company. As of June 30, 1995, 250,000 of such option shares were vested and exercisable.


          Option Grants in Last Fiscal Year

               The following table sets forth, as to the Named Officers, certain information relating to stock options granted during fiscal 1995.

                                                     Potential Realizable
                                                           Value at
                                                        Assumed Annual
                                                        Rates of Stock
                                                      Price Appreciation
                            Individual Grants         for Option Term(3)
             ------------------------------------     -----------------------
                           % of
                          Total
                         Options
             Number of   Granted    Exercise
             Securities   to Em-       or
             Underlying  ployees     Base
              Options      in        Price         Expir
              Granted    Fiscal      ($/Sh)        ation      5%       10%
 Name           (#)      Year(1)      (2)          Date       ($)       ($)
 ----------------------------------------------------------------------------
 William D.   30,000      5.1%       8.9375     07/28/04   168,622    427,322
 Rasdal

 Paul N.      30,000      5.1%       8.9375     07/28/04   168,622    427,322
 Risinger

 D. Ronald    40,000      6.8%       8.9375     07/28/04   224,830    569,763
 Duren

 J. Scott     20,000       3.4%      8.9375     07/28/04   112,415    284,881
 Kamsler

 Brad P.           0
 Whitney
 -----------------------------------------------------------------------------
 ___________


 (1) The total number of shares subject to options granted to employees in fiscal 1995 was 590,500.

 (2) The exercise price per share is equal to the closing price of the Company's Common Stock on the date of grant.

 (3)    The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1995, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting
        period.   There can be no assurance that the amounts reflected in
        this table will be achieved.

          Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

               The following table provides information with respect to option exercises in fiscal 1995 by the Named Officers and the value of such officers' unexercised options at the close of business on June 30, 1995 (the last trading day prior to the end of the Company's 1995 fiscal year).

-----------------------------------------------------------------------------
                                          Number of             Value of
                                         Securities           Unexercised
                                         Underlying          In-the- Money
                                         Unexercised           Options at
                                     Options at Fiscal      Fiscal Year End
              Shares                    Year End(#)             ($)(2)
           Acquired on    Value      _________________   ___________________
             Exercise    Realized     Exer-     Unexer-  Exer-        Unexer-
Name           (#)        ($)(1)     cisable    cisable  cisable      cisable
----------------------------------------------------------------------------
William D.   220,000    2,713,375    190,000    90,000   3,483,750    714,375
Rasdal

Paul N.      200,000    2,619,834     72,415    67,500   1,252,050    590,625
Risinger

D. Ronald     42,000      505,000     98,000    65,000   1,661,250    763,750
Duren

J. Scott       6,883      110,988     61,012    50,000   1,043,358    421,250
Kamsler

Brad P.            0            0          0         0           0          0
Whitney(3)

 _______________

 (1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise, minus the exercise price.

 (2) Market value of underlying securities based on the closing price of $21.75 of the Company's Common Stock on June 30, 1995 (the last trading day prior to the end of the Company's 1995 fiscal year), minus the exercise price.

 (3)   Mr.  Whitney has an option to purchase 500,000 shares of Common
       Stock of Linfinity, a subsidiary  of  the  Company,   at  an  exercise
       price of $0.50 per share, under Linfinity's employee stock option plan, of which 250,000 shares are exercisable as of June 30, 1995. The fair market value of Linfinity's Common Stock was most recently determined, by Linfinity's Board of Directors in January 1995, to be $2.65 per share, based upon independent appraisal.

          Compensation Committee Interlocks and Insider Participation

               The Stock Option and Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is composed of three non-employee directors, Howard Anderson, Roger A. Strauch and Robert M. Wolfe. Mr. Strauch has served on the Compensation Committee since April 1995. No interlocking relationship exists between the Company's Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                                  CERTAIN TRANSACTIONS


               In November 1992, Brad P. Whitney joined the Company as President and Chief Operating Officer of Linfinity. In accordance with Mr. Whitney's employment agreement, in the event of his termination of employment by the Company, Mr. Whitney shall continue to receive his annual base salary, currently $187,000, as well as medical benefits and car allowance, until the earlier of
          (i) twelve months following such termination or (ii) acceptance by Mr. Whitney of other employment.

               In order to induce Mr. Whitney to accept the position of President and Chief Operating Officer of Linfinity, the Company offered to assist him in his relocation from Texas to California by agreeing to lend him 20% of the purchase price of a home in California, up to a maximum of $125,000.
          Subsequent to Mr. Whitney's relocation, the Company loaned him $95,000 pursuant to a promissory note dated April 19, 1993
          (the "Loan"). Interest accrues on the Loan at the rate of 5.34% per annum, with all accrued interest on the outstanding principal due and payable on July 1, October 1, January 1 and April 1 of each year. Any payments made by the Company to Mr. Whitney under the management incentive plan applicable to him (after applicable taxes and other withholdings) are to be applied to the principal amount of the Loan, with all remaining principal and interest on the Loan due and payable on April 19, 1998. As of the Record Date, the Loan has been paid in full. In addition, the Company made a short term advance of $10,000 to Mr. Whitney in January 1993 in connection with the down payment on a residence Mr. Whitney subsequently did not purchase and has loaned him an additional $4,205 to cover various legal fees in connection therewith (collectively the "Advance"). As of the Record Date, the Advance has been paid in full.

               Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 22 shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any further filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incor-porates it by reference into any such filing.

                             COMPENSATION COMMITTEE REPORT

               The Compensation  Committee is comprised of three independent, non-employee directors who have no interlocking relationships, as defined by the Securities and Exchange Commission. As part of its duties, the Compensation Committee reviews compensation levels of the executive officers and evaluates their performance. The Compensation Committee also administers the Company's stock option plans. In connection with such duties, the Compensation Committee determines base salary levels and short-term incentive bonus programs for the Company's executive officers at or about the start of the fiscal year, and determines actual bonuses after the end of such fiscal year based upon the achievement of Company or subsidiary profit levels. The Compensation Committee also determines stock option awards to executives throughout the year. The Compensation Committee's review of the Company's executive pay program included a comprehensive report from an independent compensation consultant which analyzed the elements of the Company's executive compensation program in comparison with executive compensation programs maintained by other high technology companies.

               The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short- and long-term strategic Company goals, to link executive and shareholder interest through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A substantial portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon the achievement of Company or subsidiary profit levels.

               The three key components of the Company's executive compensation program in fiscal 1995 were base salary, short-term incentives, represented by the Company's annual bonus program, and long-term incentives, represented by the Company's stock programs. The Company also provides benefits to its executives to provide for health, welfare and security needs, as well as for executive efficiency. The Company's policies with respect to the three principal elements of its executive compensation program, as well as the basis for the compensation awarded to Mr. Rasdal, Chairman of the Board and Chief Executive Officer of the Company, are discussed below.

          Base Salary

               Base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a com-
          parison to base salaries for comparable positions for high technology companies. The Compensation Committee considers not only the achievement of corporate and business unit financial and strategic goals but also individual performance, including managerial effectiveness, teamwork and customer satisfaction. Base salaries of executive officers in fiscal 1995 were set below the average for comparable positions at high technology companies in order to place a greater emphasis on incentive components of the compensation package.

          Annual Bonus Program

               At the beginning of the 1995 fiscal year, the Compensation Committee determined maximum annual incentive bonus payments based on aggressive profit targets compared to fiscal 1994.
          Following the end of the 1995 fiscal year, the Compensation Committee determined the amount of the annual incentive payments for each executive officer based on its evaluation of the achievement of the profit  target  set  for  each  of  (a)  Linfinity,  the  Company's semiconductor subsidiary, with respect to Linfinity officers, (b) Telecom Solutions, the Company's telecommunications operation, with respect to Telecom Solutions officers, and (c) the Company as a whole, with respect to the Company's Chief Executive Officer, Vice Chairman of the Board and Chief Financial Officer. The Compensation Committee's philosophy is to set high profit targets, and to make each executive officer's maximum incentive bonus payout target high in relation to such executive officer's salary in comparison with other high technology companies, in order to obtain significant linkage between overall executive compensation and the achievement of the applicable profit target. For fiscal 1995, the Compensation Committee set the maximum annual executive compensation payout target for the Named Officers at 100% of base salary for achievement of targeted profit goals.

               The Company's fiscal 1995 net sales increased by 5% over fiscal 1994, operating income increased by 30% in fiscal 1995 compared to fiscal 1994; net earnings increased by approximately 58% in fiscal 1995 compared to fiscal 1994, while net earnings, as a percentage of net sales, increased to 10.0% from 6.7% during fiscal 1995 over fiscal 1994, and net earnings per common and common equivalent share increased by 53% in fiscal 1995 compared to fiscal 1994.
          Based upon the achievement of targeted performance goals, the fiscal 1995 annual incentive bonus payouts were paid to the Named Officers at the following rates: to Linfinity Named Officers at 40% of annual salary, to Telecom Solutions Named Officers at 85% of annual salary, and corporate Named Officers at 100% of annual salary.

          Equity-Based Compensation

               Under the Company's 1990 Employee Stock Plan, stock options may be granted to executive officers and other key employees of the Company. The size of stock option awards is based primarily on an individual's performance and the individual's responsibilities and position with the Company, as well as on the individual's present outstanding vested and unvested options. Options are designed to align the interests of executive officers with those of share-holders. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and current grants generally vest over three years. This approach is designed to encourage the creation of shareholder value over the long term since no benefit is realized from the stock option grant unless the price of the Common Stock rises over a number of years. With respect to Linfinity officers, such officers have received stock option grants directly from Linfinity, and do not receive stock option grants with respect to the Company's stock.

               In addition to the 1990 Employee Stock Plan, all eligible employees of the Company, including executive officers, may participate in a payroll deduction Employee Stock Purchase Plan pursuant to which Common Stock of the Company may be purchased at 85% of its fair market value at the beginning or end or each six-month offering period, whichever is less.

          Compensation of the Chief Executive Officer

               The Compensation Committee meets without the Chief Executive Officer present to evaluate his performance. The Chief Executive Officer's base salary and annual incentive bonus was determined based on a number of factors, including comparative salaries of chief executive officers of similar performance high technology companies, and the Company's performance in fiscal 1994 as well as targets for 1995. Mr. Rasdal's base salary for fiscal 1995 was set at levels below the average of chief executive officers of high technology companies because of the Compensation Committee's philosophy set forth above in "Compensation Committee Report--Base Salary." Mr. Rasdal's maximum 1995 annual incentive bonus target was based on the Company's achievement of targeted levels of profits after tax. Mr. Rasdal was paid an incentive bonus equal to his maximum targeted amount, due to the Company's fiscal 1995 performance, as summarized above in "Compensation Committee Report- -Annual Bonus Program." Mr. Rasdal was awarded an option to purchase 30,000 shares of the Company's Common Stock in fiscal 1995.

                                    Stock Option and Compensation Committee
                                             Robert M. Wolfe
                                             Howard Anderson
                                             Roger A. Strauch


                             COMPARATIVE STOCK PERFORMANCE

               The graph below compares the cumulative total shareholders' return on the Company's Common Stock for the last five fiscal years with the total return on the S & P 500 Index and the S & P High Technology - Composite Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S & P 500 Index and the S & P High Technology - Composite Index, and reinvestment of all dividends).


                                   PERFORMANCE GRAPH

                                   SymmetriCom, Inc.
                    Comparison of Five-Year Cumulative Total Return
                         SymmetriCom, Inc., S & P 500 Index and
                        S & P High Technology - Composite Index

 ----------------------------------------------------------------------------
                      1990     1991    1992     1993     1994     1995
 ---------------------------------------------------------------------------
 SymmetriCom, Inc.    $100     $117    $167     $596     $267     $725
 S&P 500 Index        $100     $107    $122     $138     $140     $177
 S&P High Technology-
 Composite Index      $100      $94    $100     $117     $126     $206
-----------------------------------------------------------------------------



                                     OTHER MATTERS

               The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ J. Scott Kamsler
                                        _______________
                                        J. Scott Kamsler,
                                        Secretary



          Dated:  September 22, 1995



              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS
              SYMMETRICOM, INC.
              1995 ANNUAL MEETING OF SHAREHOLDERS


               The undersigned shareholder of SymmetriCom, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 22, 1995, and hereby appoints William D. Rasdal and J. Scott Kamsler, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Shareholders of SymmetriCom, Inc. to be held on October 25, 1995, at 10:00 a.m., at the offices of the Company, at 85 West Tasman Drive, San Jose, California 95134-1703 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


               1.   ELECTION OF DIRECTORS:

                    ___  FOR all nominees listed below (except as indicated)

                    ___  WITHHOLD authority  to  vote for all nominees listed
                              below.

                    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

                    William D. Rasdal, Paul N. Risinger, Howard Anderson, Roger A. Strauch, Robert M. Wolfe

               2.   Proposal to amend the Company's 1990 Employee Stock Plan.


                     _____ FOR        _____AGAINST       _____ABSTAIN

               3.   Proposal  to  amend the Company's  1990  Director  Option
                     Plan.

                     _____ FOR        _____AGAINST       _____ABSTAIN

               4. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the 1996 fiscal year.

                    _____ FOR        _____AGAINST       _____

 and upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

               THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS
NAMED HEREIN,  "FOR"  EACH  PROPOSAL  LISTED,  AND  AS  SAID
PROXIES DEEM ADVISABLE  ON  SUCH OTHER MATTERS AS MAY COME
BEFORE  THE  MEETING.  EITHER OF SUCH ATTORNEYS OR SUBSTITUTES
SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID
ATTORNEYS-IN-FACT HEREUNDER.


                                           Dated:
          _______________________

                                           Signature:
          _______________________


                                           Signature:
          _______________________



                                                  (This   Proxy   should   be
                                             dated,   signed  by  the  share-
                                             holder(s)  exactly as his or her
                                             name   appears    hereon,    and
                                             returned    promptly    in   the
                                             enclosed    envelope.    Persons
                                             signing in a  fiduciary capacity
                                             should so indicate.   If  shares
                                             are held by joint tenants or  as
                                             community  property, both should
                                             sign.)